PRESS RELEASE

        DOLLAR TREE REPORTS RECORD FIRST QUARTER SALES OF $615.6 MILLION

CHESAPEAKE, Va. - May 8, 2003 - Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's largest $1.00 discount variety store chain, reported record first-quarter 2003 sales of $615.6 million, exceeding the Company's previous $590-$610 million guidance.

Total sales increased 20.8% compared to sales of $509.7 million in last year's reported fiscal first quarter. This year's first quarter included 91 days, compared to 89 days in last year's period.

Comparable-store sales rose 2.2% for the quarter, measured on a comparable 91-day basis.

The Company believes it will meet analysts' earnings per share estimates for the fiscal first quarter, with increased sales of basic consumer products expected to pressure gross margin.

 "We are delighted to have turned in such a fine sales performance," said CEO Macon Brock, Jr., "especially in light of weather and war events that had the potential to be disruptive. Our outstanding merchandise offerings were particularly well-received by customers in this environment, and strong sales in the weeks preceding Easter helped us overcome weather-related challenges in February. We believe we are well-positioned to deliver on the sales and earnings growth targets we set for the year."

On Thursday, May 29, 2003, the Company will release its quarterly earnings results and host a conference call to discuss those results at 4:45 p.m. EDT. The telephone number for the call is (630) 395-0019, passcode DLTR. A recorded version of the call will be available until midnight Tuesday, June 3 and may be accessed by dialing (402) 998-1102, passcode DLTR. A webcast of the call is accessible through Dollar Tree's website, www.DollarTree.com, as well as at Vcall's website, www.Vcall.com, and will remain on-line until midnight Tuesday, June 3.

The Company is planning second-quarter sales to be in the range of $575-$590 million, with the mid-point of the range equating to roughly flat comparable-store sales. This year's fiscal second quarter contains 91 days, compared to 92 days in last year's second period. The Company's regular, pre-recorded sales update will be available Monday, July 7, 2003, by 5:30pm EDT, and will remain on-line through Friday, July 11, 2003. Interested parties can access the Company's update by dialing (757) 321-5TRE.

Dollar Tree Stores, Inc. operates 2,318 stores in 41 states as of May 3, 2003. During the first fiscal quarter of 2003, the Company opened 54 stores, closed 8 stores and expanded or relocated 30 stores. At May 3, 2003, the Company's retail selling square footage totaled approximately 13.9 million, a 4.8% increase from
13.2 million at February 1, 2003 and a 27.4% increase compared to a year ago.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding first-quarter earnings per share, gross margin, as well as second-quarter total sales, comparable-store sales, and full year sales and earnings growth. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 28, 2003 and our Quarterly Report on Form 10-Q filed November 14, 2002. Also, carefully review "Risk Factors" in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:              Dollar Tree Stores, Inc., Chesapeake
                      Erica Robb or Adam Bergman, 757/321-5000 www.DollarTree.com